Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-161469) of Questar Pipeline Company and in the related Prospectus of our report dated March 11, 2010, with respect to the consolidated financial statements and schedule of Questar Pipeline Company included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/Ernst & Young LLP

Ernst & Young LLP

Salt Lake City, Utah

March 11, 2010